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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                   -----------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  October 22, 1996


                               JP Foodservice, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



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
               Delaware                        0-24954                   52-1634568
--------------------------------           ------------              ------------------
(State or other jurisdiction of            (Commission               (IRS Employer
incorporation)                             File Number)              Identification No.)





     9830 Patuxent Woods Drive, Columbia, Maryland                21046
----------------------------------------------------------------------------
     (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code:  410-312-7100



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ITEM 5.  OTHER EVENTS.

        The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.






                                      -2-
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        JP FOODSERVICE, INC.


                                        By: /s/ Lewis Hay, III
                                            -------------------------
                                            Lewis Hay, III
                                            Senior Vice President and
                                            Chief Financial Officer


Date:  October 24, 1996

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                                                                   Attachment A


<JP Logo>

JP FOODSERVICE, INC.                                               News Release
9830 Patuxent Woods Drive                         For More Information Contact:
Columbia, MD  21046                                              Lewis Hay, III
(410) 312-7100                                          Chief Financial Officer




            JP FOODSERVICE REPORTS $.26 RECURRING FIRST QUARTER EPS

        Columbia, MD, October 22, 1996 - JP Foodservice, Inc. (Nasdaq: JPFS) today announced its ninth consecutive quarter of record sales and operating earnings with the reporting of its results for the fiscal year 1997 first quarter which ended September 28, 1996.

        The Company's results for the first quarters of fiscal 1997 and fiscal 1996 are restated to reflect the combined operations of JP Foodservice and Valley Industries, Inc. ("Valley"). As previously announced, JP acquired Valley on August 30, 1996 and is accounting for the acquisition as a pooling-of-interests. JP's financial results also include the financial results of Arrow Paper Supply and Food Company ("Arrow") for the period following JP's August 31, 1996 acquisition of Arrow, which is being accounted for as a purchase.

        Net sales for the first quarter increased by 15.2% ($51.6 million) to $390.8 million over the restated sales level achieved in the first quarter of fiscal 1996. The acquisitions of Valley and Arrow accounted for sales growth of 4.5%. Income from operations (after amortization charges of $.6 million) increased from $9.9 million to $12.0 million, representing a 20.5% increase over the 1996 quarter.

        In connection with the acquisition of Valley, the combined entities incurred non-recurring charges of $5.3 million (primarily investment banking and legal fees) which under pooling accounting must be expensed in the period incurred. Of this amount, $4.0 million was incurred by Valley, and under the terms of JP's purchase agreement with Valley, JP received a reduction in the purchase price of an equal amount. On an aftertax basis, these charges had an impact on earnings per share of $.17.

        The Company's earnings per share prior to these non-recurring charges was $.26, which represents a 23.8% increase over the first quarter of 1996.

        Commenting on the first quarter results, Jim Miller, Chairman and Chief Executive Officer, stated, "The first quarter of fiscal 1997 has been an exciting and productive time for JP. We successfully sold 3.075 million shares in a public offering, we completed the acquisitions of Valley and Arrow and initiated the integration of both companies, we reached an agreement to acquire Squeri Food Service, Inc., located in Cincinnati, Ohio, which will fill a void in our Midwest distribution network, and we continued to generate strong sales and earnings growth in our core business. With all these accomplishments, we are extremely pleased with the first quarter financial results."

        "While Squeri's results are not included in JP's first quarter report because the acquisition was consummated after the end of the quarter, and Arrow's results are included for only one month of the quarter, JP's current pro forma sales level, including a full quarter for both of these entities, represents a 38% increase over the sales reported last year at this time. Clearly, our acquisition strategy is paying off."

        Mr. Miller reported that the 45,000 square foot expansion of the Company's Allentown facility is well underway, with completion anticipated around mid-November. He also reported that the Company had begun construction of a 20,000 square foot expansion at its Fort Wayne branch. Other initiatives in progress include the laptop computer conversion for the Company's sales force and the expansion of the Beijing Chef(TM) line, which was introduced late this summer.

JP Foodservice, Inc. is a leading distributor of food and related products to restaurants and other institutional foodservice establishments in the Mid-Atlantic, Midwestern, Northeastern and Western regions of the United States. JP markets and distributes 30,000 national, private label and signature brand items to over 34,000 foodservice customers, including restaurants, hotels, healthcare facilities, cafeterias and schools, and employs over 3,500 foodservice professionals. JP's diverse customer base encompasses both independent and chain businesses, including Old Country Buffet, Perkins Family Restaurants, Subway, Eurest Dining Services, Pizzeria Uno and Ruby Tuesdays.


                                   -more-

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                              JP FOODSERVICE, INC.
                              FINANCIAL HIGHLIGHTS
               (In thousands, except share and per share amounts)
                                   Unaudited)

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
                                                          Three Months Ended
                                                  ------------------------------------
                                                   September 30,        September 28,
                                                       1995*                1996*
                                                  ---------------      ---------------
Net sales                                        $      339,257      $       390,832

Costs and expenses
        Cost of sales                                   281,576              324,280
        Operating expenses                               47,194               53,998
        Amortization                                        565                  597
                                                ---------------      ---------------

Total costs and expenses                                329,335              378,875
                                                ---------------      ---------------

Income from operations                                    9,922               11,957

Interest expense                                          3,428                3,542
Nonrecurring charge                                                            5,300 **
                                                ---------------      ---------------

Income before income taxes and
        extraordinary charge                              6,494                3,115
Provision for income taxes                                2,774                1,306
                                                ---------------      ---------------
Net income applicable to
        common shareholders                               3,720                1,809
                                                ---------------      ---------------
                                                ---------------      ---------------

Net income per common share:
        Before nonrecurring charges                       $0.21                $0.26
        Nonrecurring charges                                                    0.17
                                                ---------------      ---------------

Net income per common share                               $0.21                $0.09
                                                ---------------      ---------------
                                                ---------------      ---------------

Weighted average number of shares
        of common stock outstanding                  17,844,428           19,559,806
                                                ---------------      ---------------
                                                ---------------      ---------------
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* - Includes pooled results of Valley Foods.

** - Costs associated with completing the acquisition of Valley Foods.